Exhibit 10.2

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of October 16, 2012 (this “Amendment”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), NEXEO SOLUTIONS CANADA CORP., a Canadian corporation (the “Canadian Borrower” and together with the Company, collectively, the “Borrowers” and each, individually, a “Borrower”), BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, the “Agent”), and the Lenders (as defined below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrowers, Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Agent, General Electric Capital Corporation, as co-collateral agent, and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of March 31, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”). The Company, Holdings, Sub Holdco, Bank of America, N.A., as administrative agent and as collateral agent, and each lender from time to time party thereto have entered into a Credit Agreement, dated as of March 9, 2011 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Term Loan Credit Agreement”).

B. In order to repay existing Loans under the Original Credit Agreement and to increase balance sheet cash, the Company intends to borrow $175,000,000 aggregate principal amount of term loans (the “Term Loan Borrowing”) under the Term Loan Credit Agreement. The Term Loan Credit Agreement is being modified as of the date hereof to, among other things, effect the Term Loan Borrowing and certain other amendments thereto (the “Term Loan Amendments”). The Borrowers desire to amend the Original Credit Agreement to, among other things, permit the Term Loan Borrowing. The Term Loan Borrowing, the repayment of borrowings under the Original Credit Agreement, the execution, delivery and performance of this Amendment and the consummation of any other transactions, including the payment of fees and expenses, in connection with the foregoing are defined herein as the “Term Loan Transactions.”

C. The Borrowers have requested that, pursuant to Section 9.02 of the Original Credit Agreement, the Required Lenders consent to the amendments described herein, and the Required Lenders are willing to agree to such amendments on the terms and subject to the conditions described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Amendment have the same meanings as specified in the Original Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Amendment. Effective as of the Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Original Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Management Services Agreement” to read as follows:

“Management Services Agreement” means, collectively, the Management Services Agreement by and among the Company and the Sponsor, dated as of the Effective Date, pursuant to which the Sponsor agreed to provide certain management and advisory services to the Company in exchange for certain fees and indemnities.

(b) Section 6.01(b) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Indebtedness under and Guarantees of (i) the Senior Subordinated Notes in an aggregate principal amount not to exceed $175,000,000 and (ii) the Permitted Senior Facilities in an aggregate principal amount not to exceed $650,000,000 plus, without duplication, the Permitted Senior Facilities, the Permitted Pari Passu Secured Debt and Permitted Junior Secured Refinancing Debt, in each case, to the extent permitted under the Senior Secured Term Loan Documents, so long as the Company satisfies the requirements of the Senior Secured Term Loan Documents, including without limitation, solely to the extent required under such Senior Secured Term Loan Documents (without giving effect to any amendment or waiver thereof not permitted by the terms of this Agreement), that immediately after giving effect to the incurrence of such Indebtedness, the Secured Net Leverage Ratio (as defined thereunder) would not exceed 3.5 to 1.0;

(c) Section 6.01(d) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Indebtedness (i) of the Company or any U.S. Loan Party to Holdings or any Subsidiary, (ii) of any U.S. Loan Party to any other U.S. Loan Party, (iii) of Holdings to the Company or any Subsidiary, (iv) of Sub Holdco to Holdings, the Company or any Subsidiary, (v) of any Canadian Loan Party to any other Canadian Loan Party, (vi) of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, and (vii) of any Canadian Loan Party or any Subsidiary that is not a Loan Party to the Company, Holdings, Sub Holdco or any Subsidiary that is a U.S. Loan Party only so long as and to the extent that such Indebtedness (A) is permitted as an investment under Section 6.04 and (B) shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Effective Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit I or, solely to the extent evidencing Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party, otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit I within 60 days of the Effective Date or such later date as the Agent shall reasonably agree, in each case, to the extent permitted by Applicable Law and not giving rise to material adverse tax consequences;

(d) Section 6.04(d) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) investments or loans (i) in or to Holdings, the Company or any other U.S. Loan Party, (ii) by any Subsidiary that is not a Loan Party in or to Holdings, the Company or any other Loan Party, (iii) by any Canadian Loan Party in or to any other Canadian Loan Party, (iv) by any Subsidiary that is not a Loan Party in or to any other Subsidiary that is not a Loan Party, and (v) by Holdings, the Company or any other U.S. Loan Party in or to any Canadian Loan Party or any Subsidiary that is not a Loan Party in an aggregate outstanding amount for all such investments or loans under this clause (v) not to exceed the sum of (x) the greater of (A) $75,000,000 and (B) 5.75% of Total Assets outstanding at any time, plus (y) up to $50,000,000 for working capital purposes and an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such investment or loan (which amount shall not exceed the amount of such investment valued at the fair market value of such investment at the time such investment was made);

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) Execution of Documents. The Agent shall have received (i) this Amendment, duly executed and delivered by (A) the Borrowers and (B) the Required Lenders, and (ii) a Guarantor Consent and Reaffirmation, in the form of Annex 1 hereto, duly executed and delivered by each Loan Guarantor.

(b) Consent Fee. The Agent shall have received from the Company a consent fee payable in Dollars for the account of each Lender (other than any Defaulting Lender) that has returned an executed signature page to this Amendment to the Agent at or prior to noon, New York City time on October 11, 2012 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.05% of the aggregate amount of the Revolving Commitment of such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered.

(c) Certificate of Responsible Officer. The Agent shall have received a certificate of a Responsible Officer of the Company, certifying as to the matters set forth in Section 4(c) and Section 4(d) of this Amendment on and as of the Amendment Effective Date.

SECTION 4. Representations and Warranties. Each Borrower represents and warrants as follows as of the date hereof:

(a) The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s organizational powers and have been duly authorized by all necessary organizational and, if required, equity holder action of such Borrower. The execution, delivery and performance by such Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other third party, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Requirement of Law applicable to such Borrower or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries, except Liens created pursuant to the Loan Documents and the Permitted Senior Facilities Documents; except, in each case other than with respect to the creation of Liens, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by such Borrower. Each of this Amendment and each other Loan Document to which such Borrower is a party, after giving effect to the amendments pursuant to this Amendment, is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity.

(c) Upon the effectiveness of this Amendment, no Default or Event of Default shall exist.

(d) The representations and warranties of the Loan Parties set forth in the Original Credit Agreement and in each of the other Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, (after giving effect to any qualification therein) in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, (after giving effect to any qualification therein) in all respects) as of such earlier date).

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent, the Co-Collateral Agent or the Borrowers under the Original Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b) On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 6. Consent to Term Loan Amendments. By delivery of its signature page hereto, the Agent and each Consenting Lender hereby consents to the Term Loan Amendments substantially in the form of the copy of Amendment No. 1 to Credit Agreement, to be dated as of the date hereof, among the Company, Bank of America, N.A., as administrative agent and as collateral agent, and each lender party thereto, including all annexes, exhibits and other attachments thereto, most recently provided to the Agent and such Consenting Lender prior to the Amendment Effective Date; provided, however, that such consent shall only become effective upon satisfaction of the following conditions precedent: (i) the Amendment Effective Date shall have occurred; (ii) the effective date of the Term Loan Amendments (the “TLB Amendment Effective Date”) occurs on or before December 31, 2012; and (iii) on or immediately prior to the TLB Amendment Effective Date, the Agent shall have received a certificate of a Responsible Officer of the Company, certifying that on the TLB Amendment Effective Date, after giving effect to this Amendment, the Term Loan Amendments, the Term Loan Transactions and the transactions contemplated by this Amendment, (A) the fair value of the assets of Holdings, the Company and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings, the Company and its Subsidiaries, on a consolidated basis; (B) the present fair saleable value of the property of Holdings, the Company and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of Holdings, the Company and its Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) Holdings, the Company and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) Holdings, the Company and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the TLB Amendment Effective Date.

SECTION 7. Costs and Expenses. The Company agrees to pay all reasonable documented out-of-pocket expenses incurred by the Agent in connection with this Amendment pursuant to Section 9.03(a) of the Original Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, PDF format or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Notices. All communications and notices hereunder shall be given as provided in the Amended Credit Agreement.

SECTION 10. Severability. To the extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11. Successors. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Section 9.04 of the Amended Credit Agreement.

SECTION 12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEXEO SOLUTIONS, LLC, as a U.S. Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President,
Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS CANADA CORP., as the Canadian Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President,
Chief Financial Officer and Assistant Treasurer

[Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., individually and as Agent, Collateral Agent, U.S. Issuing Bank, a U.S. Lender and U.S. Swingline Lender

By:	/s/ Robert A. Mahoney
Name: Robert A. Mahoney
Title: Sr. Vice President

[Amendment No. 1 to Credit Agreement]

Annex 1 to

Amendment No. 1 to Credit Agreement

GUARANTOR CONSENT AND REAFFIRMATION

October 16, 2012

Reference is made to (i) Amendment No. 1 to Credit Agreement, dated as of the date hereof, attached as Exhibit A hereto (the “Amendment”), among Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), Nexeo Solutions Canada Corp., a Canadian corporation (the “Canadian Borrower” and together with the Company, collectively, the “Borrowers”), Bank of America, N.A., as the Agent, and the Lenders party thereto and (ii) the Credit Agreement, dated as of March 31, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among the Borrowers, Nexeo Solutions Holdings, LLC, a Delaware limited liability company, Nexeo Solutions Sub Holding Corp., a Delaware corporation, the Agent, General Electric Capital Corporation, as co-collateral agent, and each lender from time to time party thereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Amendment.

Each Loan Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment Effective Date, be deemed to be a reference to the Amended Credit Agreement in effect in accordance with the terms of the Amendment.

Each Loan Guarantor hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed, and remain in full force and effect.

After giving effect to the Amendment, each Loan Guarantor reaffirms each Lien granted by it to the Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Loan Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent by facsimile, PDF format or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Consent.

This Consent is a Loan Document and shall be governed by and construed in accordance with the laws of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name: Ross Crane
Title: Executive Vice President,
Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS SUB HOLDING CORP.

By:
Name: Ross Crane
Title: Executive Vice President,
Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS FINANCE CORPORATION

By:
Name: Ross Crane
Title: Executive Vice President,
Chief Financial Officer and Assistant Treasurer

[Guarantor Consent and Reaffirmation – Amendment No. 1 to Credit Agreement]

Exhibit A to

Guarantor Consent and Reaffirmation

Amendment No. 1 to Credit Agreement

[See attached]